                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               Detrex Corporation
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               DETREX CORPORATION
                           24901 NORTHWESTERN HIGHWAY
                                   SUITE 500
                           SOUTHFIELD, MICHIGAN 48075

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2001

     PLEASE TAKE NOTICE that the annual meeting of shareholders of DETREX CORPORATION will be held on Thursday, the 26th day of April, 2001, at 11:00 a.m., local time, at The Westin Hotel, 1500 Town Center, Southfield, Michigan, for the purposes of considering and acting upon the following:

     (1) The election of two Directors of the Third Class; and

     (2) The transaction of such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The Board of Directors knows of no other business which will be presented to the shareholders at this meeting.

     The Board of Directors has fixed March 2, 2001 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the annual meeting of shareholders and any adjournments or postponements of the meeting.

     It is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend the meeting in person are requested to vote, sign, date and return the enclosed proxy, which is solicited by the Board of Directors, in the enclosed prepaid envelope.

                                      By Order of the Board of Directors

                                      ROBERT M. CURRIE
                                      Secretary

Dated: March 23, 2001

                               DETREX CORPORATION
                           24901 NORTHWESTERN HIGHWAY
                                   SUITE 500
                           SOUTHFIELD, MICHIGAN 48075

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors of DETREX CORPORATION (the "Corporation" or "Detrex") requests all shareholders who do not expect to be present at the annual meeting to be held April 26, 2001 (the "Annual Meeting"), and who wish their stock to be voted upon the business to be transacted there, to vote, sign, date and return the enclosed form of proxy. At any time before it is voted, each granted proxy may be revoked by the shareholder by a later-dated proxy, by written revocation addressed to the Secretary of the Corporation at the address listed below, or by voting by ballot at the Annual Meeting. The cost of solicitation is being borne by the Corporation. This solicitation is made by and on behalf of the Board of Directors of the Corporation. Proxies received by the Board of Directors from shareholders will be voted at the Annual Meeting in the manner specified or, if not specified, as determined by the proxies. It is anticipated that this Proxy Statement and the enclosed proxy will be mailed to the shareholders of the Corporation on or about March 23, 2001. The Corporation's principal offices are located at 24901 Northwestern Highway, Suite 500, Southfield, Michigan 48075.

     Only shareholders of record at the close of business on March 2, 2001 are entitled to vote at the Annual Meeting. As of that date, there were 1,583,414 shares of common stock, $2 par value per share ("Common Stock"), outstanding and entitled to vote. They were the only outstanding shares of the Corporation. Every holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is entitled to one vote for each share held.

     Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, Directors are elected by a plurality vote of all votes cast. In accordance with applicable law, abstentions and broker non-votes will not have the effect of votes in opposition to a Director nominee.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide for the classification of Directors into three classes as nearly equal in number as possible, with three-year terms expiring on successive annual meeting dates. The Corporation's By-Laws currently provide that the Board of Directors shall consist of not less than eight nor more than twelve persons as shall be fixed from time to time by the Board.

     At the Annual Meeting, two Directors of the Third Class will be elected to serve for a term of three years or until their successors have been elected and have qualified. The terms of the three present Directors of the Third Class, Bruce W. Cox, Thomas E. Mark and John D. Withrow, expire at the Annual Meeting. Mr. Withrow has stated that he does not wish to stand for re-election as a Director of the Company. Messrs. Cox and Mark have served as Directors of Detrex since 1968 and 1996, respectively.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxies for the nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve. In the event that any nominee should not be available, the persons named in the proxy will vote for the election of such substitute nominee as may be selected by the Board of Directors of the Corporation.

                   NOMINEES for Directors of the Third Class:

                                  Bruce W. Cox
                                 Thomas E. Mark

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE THIRD CLASS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 2, 2001, the amount of Common Stock beneficially owned by each Director and nominee for Director, each Executive Officer named in the Summary Compensation Table, all Directors, nominees for Director and Executive Officers as a group, and certain other beneficial owners:

                                                                  TOTAL SHARES         PERCENT OF
                            NAME                              BENEFICIALLY OWNED(1)      CLASS
                            ----                              ---------------------    ----------
Bruce W. Cox................................................        69,290(2)             4.4%
Robert M. Currie............................................         9,000(2)             *
Robert A. Emmett, III.......................................        48,012(2)(3)(4)       3.0%
Gerald J. Israel............................................        14,000(2)             *
William C. King.............................................        21,500(2)(5)          1.3%
John F. Mangold.............................................         7,600(2)             *
Thomas E. Mark..............................................        90,660(2)(6)          5.5%
Benjamin W. McCleary........................................         8,500(2)             *
Arbie R. Thalacker..........................................        36,500(2)(3)          2.3%
John D. Withrow.............................................         8,000(2)             *
David R. Zimmer.............................................         3,500(7)             *
All Executive Officers, Directors and Nominees for Director
  as a Group................................................       316,562(2)            17.9%

                                                                  TOTAL SHARES         PERCENT OF
                            NAME                              BENEFICIALLY OWNED(1)      CLASS
                            ----                              ---------------------    ----------
Dimensional Fund Advisors Inc...............................        83,050(8)             5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Rivlin Family Partnership...................................       114,600(9)             7.2%
  1404 Blackheath
  Riverwoods, Illinois 60015
Summit Capital Management, LLC..............................      189,170(10)            11.9%
  601 Union Street, Suite 3900
  Seattle, Washington 98101
W.R. Investments............................................      138,300(11)             8.7%
  P.O. Box 905
  Morristown, New Jersey 07963-0905

-------------------------
  *  Represents less than 1% of Class

 (1) Ownership is direct with sole voting power and sole investment power unless otherwise indicated by footnote.

 (2) Totals include shares underlying options exercisable within 60 days of March 2, 2001, as follows: Messrs. Cox, Emmett, Mangold, McCleary, Thalacker and Withrow, 7,000 shares each; Mr. Currie, 9,000 shares; Mr. Israel, 14,000 shares; Mr. King, 16,000 shares; and Mr. Mark, 78,000 shares.

 (3) Messrs. Emmett and Thalacker are first cousins.

 (4) Included in the shares reported for Mr. Emmett are 1,000 shares owned jointly with his wife, 15,247 shares owned by his wife, 100 shares owned by his son, and 2,372 shares held by Mr. Emmett as trustee.

 (5) Included in the shares reported for Mr. King are 1,500 shares held by Mr. King as trustee and 4,000 shares held by his wife as trustee of her trust.

 (6) Included in the shares reported for Mr. Mark are 4,500 shares owned by his wife.

 (7) All 3,500 shares reported for Mr. Zimmer are owned jointly with his wife.

 (8) This information is based on Schedule 13G dated February 2, 2001, filed by Dimensional Fund Advisors Inc. ("Dimensional") in which Dimensional indicated it had sole voting power and sole dispositive power with respect to 83,050 shares.

 (9) This information is based on Schedule 13D dated January 15, 1998, filed by the Rivlin Family Partnership ("Rivlin") in which Rivlin indicated it had sole voting power and sole dispositive power with respect to 67,800 shares. The aggregate number of shares reported as beneficially owned by Rivlin includes 46,800 shares owned by other individuals.

(10) This information is based on Schedule 13G dated February 20, 2001, filed jointly by Summit Capital Management, LLC ("SCM"), Summit Capital Partners, LP, and John C. Rudolf, individually ("Rudolf"), in which SCM and Rudolf indicated they had shared voting power and shared dispositive power with respect to 189,170 shares.

(11) This information is based on a letter dated February 19, 2001, sent to the Company by WR Investment Partners Small Cap Corp. ("WRI"), in which WRI indicated that it was the beneficial owner of 138,300 shares as of December 31, 2000.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information is furnished with respect to each person nominated for election as a Director and each other person whose term of office as a Director will continue after the Annual Meeting:

                                    DIRECTOR
            NAME              AGE    SINCE           PRINCIPAL OCCUPATION DURING LAST 5 YEARS
            ----              ---   --------         ----------------------------------------
NOMINEES FOR DIRECTORS OF THE THIRD CLASS
WHOSE TERMS OF OFFICE WILL EXPIRE IN 2004
BRUCE W. COX................  72      1968     President of B. W. Cox Company, manufacturer's
                                               representative, North Canton, Ohio.
THOMAS E. MARK..............  48      1996     President and Chief Operating Officer of the
                                               Corporation.
DIRECTORS OF THE SECOND CLASS
  WHOSE TERMS OF OFFICE WILL EXPIRE IN 2003
ROBERT A. EMMETT, III.......  57      1984     Attorney/Consultant; Deputy General Counsel for
                                               Environment and Nuclear Programs, U.S. Department of
                                               Energy, June 1999 to January 2001; Partner, Reed
                                               Smith Shaw & McClay, attorneys, Washington, D.C.,
                                               from January 1978 to June 1999.
BENJAMIN W. MCCLEARY........  56      1990     Member, McFarland Dewey & Co., LLC, investment
                                               bankers, New York, New York.
ARBIE R. THALACKER..........  65      1980     Of Counsel, Shearman & Sterling, attorneys, New York,
                                               New York; Partner, Shearman & Sterling, attorneys,
                                               New York, New York, 1968-2000; Chairman of the Board
                                               of the Corporation from April 1993 to January 1996.
DIRECTORS OF THE FIRST CLASS
  WHOSE TERMS OF OFFICE WILL EXPIRE IN 2002
WILLIAM C. KING.............  56      1995     Chairman of the Board and Chief Executive Officer of
                                               the Corporation since January 1996; President and
                                               Chief Executive Officer of the Corporation from April
                                               1995 to January 1996.
JOHN F. MANGOLD.............  74      1993     Independent consultant.
DAVID R. ZIMMER.............  54      1999     Chief Executive Officer of Twitchell Corporation
                                               since September, 2000; Executive Vice President of
                                               United Dominion Industries, Inc. from September 1997
                                               to December 1998; President and CEO of Core
                                               Industries Inc from March 1992 to August 1997.

     The Corporation may not have knowledge of all of the information provided above regarding securities ownership, business interests and other events and transactions of the Directors, nominees and others listed above. To the extent that the Corporation does not have actual knowledge of such information, such information has been furnished by such persons.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Arbie R. Thalacker, a Director of the Corporation, is of counsel to the firm of Shearman & Sterling, attorneys, New York, New York. Shearman & Sterling rendered legal services to the Corporation during 2000 and it is anticipated that the firm will render legal services to the Corporation during 2001.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has an Audit Committee of non-employee Directors. Its members are David R. Zimmer (chairman), John F. Mangold and Arbie R. Thalacker, each of whom is an independent director as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee held four meetings during the last fiscal year. The Audit Committee, as the representative of the Board of Directors, meets with the independent auditors of the Corporation to review the manner of the auditing of the Corporation's accounts. The Audit Committee reviews with the auditors the methods of accounting, the internal accounting controls and procedures and the reports submitted by the auditors. The Audit Committee reviews the audit scope and the estimated audit fee. The Audit Committee also proposes to the Board of Directors the selection of the Corporation's independent public accountants. (For a more detailed discussion of the functions of the Audit Committee, see Report of the Audit Committee of the Board of Directors and the Charter included as Appendix A.)

     The Board of Directors also has a Compensation Committee of non-employee Directors. Its members are Benjamin W. McCleary (chairman), Bruce W. Cox and John D. Withrow. The Compensation Committee held three meetings during the last fiscal year. The committee reviews and recommends to the Board of Directors the salaries and other compensation of all Officers and senior management of the Corporation. The committee also administers and grants options under the 1993 Stock Option Plan.

     The Board of Directors also has a Finance Committee. Its members are Benjamin W. McCleary (chairman), William C. King, Thomas E. Mark and Arbie R. Thalacker. The Finance Committee held no meetings during the last fiscal year. The primary function of the Finance Committee is to review and approve the Corporation's financing arrangements.

     The Board of Directors does not have a Nominating Committee.

     During the fiscal year ended December 31, 2000, the Board of Directors held eight regular meetings and one special meeting. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board on which he served.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists of three members of the Board, none of whom is a present or former officer or employee of the Corporation. The Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation paid to all officers of the Corporation (the "Officers"). In addition, the Committee has been charged with the responsibility of administering and granting options under the 1993 Stock Option Plan. During 2000, the Committee reviewed the Chief Executive Officer's assessments of each Officer's performance. The Chief Executive Officer recommended to the Committee that the base compensation for each Officer for 2001 be increased to remain competitive with other local employers. The Committee concurred with this recommendation and recommended to the Board of Directors that each Officer's base compensation be increased by 3%. In 2000, the Committee continued a Variable Compensation Plan ("VCP") first implemented in 1996. The VCP would pay a cash bonus to an executive, depending on the financial performance of the Corporation and its divisions. The bonus opportunity for the year ending December 31, 2000 ranged from 10% to 40% of salary and, in the case of Mr. Mark, 40% to 60%. No bonus would be paid if the financial results were below 80% of the 2000 budget and the maximum would be paid if the financial results were at 120% of the 2000 budget. Corporate Officers' bonuses would be based entirely on the performance of the Corporation. Managers with divisional responsibilities would have 50% of their bonus dependent on the division's performance and 50% on corporate performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. King currently serves as Chairman and Chief Executive Officer. Mr. King receives a base salary of $110,000 per year for spending approximately 25% of his normal working days on Corporation matters, plus performance based compensation and stock options appropriate to his contribution. Mr. King's VCP bonus is shown in the Summary Compensation Table. In light of Mr. King's contribution to the Corporation during 2000, the Committee recommended to the Board that his base salary for 2001 be increased to $120,000 and the Board of Directors approved the Committee's recommendation.

                         Benjamin W. McCleary, Chairman
                                  Bruce W. Cox
                                John D. Withrow
                     Members of the Compensation Committee

                                AUDIT COMMITTEE

     The Corporation's Board of Directors has adopted a written charter for its Audit Committee. The Charter is included as Appendix A to this Proxy Statement.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     We have reviewed and discussed with management and Deloitte & Touche LLP, the Corporation's independent auditors, the Corporation's audited financial statements as of and for the year ended December 21, 2000. We have discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We have also considered whether the provision of services by Deloitte & Touche LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Corporation's Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 is compatible with maintaining the independence of Deloitte & Touche LLP.

                           David R. Zimmer, Chairman
                                John F. Mangold
                               Arbie R. Thalacker

     The information presented with regard to the Corporation's Audit Committee, the above Report of the Audit Committee, and the Charter included as Appendix A shall not be deemed to be incorporated by reference in any previous or future documents filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates such information by reference in any such document.

                             EXECUTIVE COMPENSATION
                             AND OTHER TRANSACTIONS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation earned in each of the last three years by the Corporation's Chief Executive Officer and the other most highly compensated Executive Officers who earned more than $100,000 in total annual salary and bonus:

                                                                                LONG TERM COMPENSATION
                                                                          -----------------------------------
                                                                                 AWARDS            PAYOUTS
                                                                          --------------------   ------------
                                             ANNUAL COMPENSATION                                     LONG
                                       --------------------------------   RESTRICTED                 TERM
                                       SALARY        BONUS      OTHER       STOCK      OPTIONS    INCENTIVE       ALL
NAME AND PRINCIPAL POSITION  YEAR        ($)          ($)        ($)         (#)        PLAN     COMPENSATION    OTHER
---------------------------  ----      ------        -----      -----     ----------   -------   ------------    -----
W.C. King.................   2000      134,604       47,111
  Chairman and CEO           1999      138,204
                             1998      122,971                                          3,000(1)
T.E. Mark.................   2000      272,012      149,607
  President and COO          1999      257,426
                             1998      266,946                                          3,000(1)
G.J. Israel...............   2000      164,300       57,505
  Vice President-Finance,    1999      155,000
  Treasurer and CFO          1998      160,731                                          3,000(1)
R.M. Currie...............   2000      149,036       52,163
  General Counsel            1999      140,600
  and Secretary              1998      145,799                                          3,000(1)

-------------------------
(1) On February 26, 1998, Messrs. King, Mark, Israel and Currie were each awarded options to purchase 3,000 shares of Common Stock at a price of $13.38 per share. For each individual, options to purchase 1,000 shares became exercisable as of February 26, 1999, February 26, 2000 and February 26, 2001. The options held by Messrs. King, Mark and Currie expire on February 26, 2004. The options held by Mr. Israel, who will be retiring on March 31, 2001, will expire on March 31, 2003.

     The Corporation has a defined benefit plan (the "Retirement Plan") which is qualified under the Internal Revenue Code. The participants are all salaried and all non-union employees of the Corporation. Benefits are, in general, based upon annual salary and length of service. The amount of the Corporation's annual contribution to the Retirement Plan is determined for the total of all participants covered by the Retirement Plan, and the amount of payment in respect of a specified person is not and cannot readily be separated or individually calculated by the regular actuaries for the Retirement Plan. Of the current annual salaries reported in the Summary Compensation Table above for all participants, approximately 86% is covered for purposes of the Retirement Plan. The table below illustrates the amount of annual pension benefits payable to a person in specified average annual compensation and years of service classifications, assuming retirement in 2001.

           BENEFIT EXAMPLES -- ANNUAL BENEFIT AT AGE 65 IN 2001(1)(2)

                                                                            YEARS OF SERVICE
                      AVERAGE ANNUAL                           -------------------------------------------
                       COMPENSATION                            5 YEARS    10 YEARS    20 YEARS    30 YEARS
                      --------------                           -------    --------    --------    --------
   $75,000.................................................     4,253       8,505      17,010      25,515
   $100,000................................................     6,118      12,235      24,470      36,706
   $125,000................................................     7,993      15,985      31,970      47,956
   $160,000................................................    10,618      21,235      42,470      63,706
   $220,000(3).............................................    10,918      21,835      43,670      65,506

-------------------------
(1) Based on the Social Security law in effect on January 1, 2001 and the Retirement Plan formula in effect on January 1, 2001.

(2) Internal Revenue Code Section 415 limit is $140,000.

(3) Compensation in excess of $170,000 is not recognized.

     The years of credited service and average annual compensation covered by the Retirement Plan for the current employees named in the Summary Compensation Table are respectively as follows: W.C. King 6 years and $129,335; T.E. Mark 5 years and $160,000; G.J. Israel 8 years and $154,152; and R.M. Currie 8 years and $140,049.

     The Retirement Plan is integrated with Social Security benefits and the amounts payable upon retirement shown in the table are net of Social Security benefits offsets.

EMPLOYMENT AND OTHER AGREEMENTS

     On October 1, 1995, the Corporation and William C. King entered into an employment agreement which replaced a temporary agreement executed in April of 1995. Under the October agreement, Mr. King was to serve as President and Chief Executive Officer with the understanding that, upon the hiring of a chief operating officer, he would continue as Chief Executive Officer. The original five year term of the agreement, which expired on September 30, 2000, was extended for an additional one year period expiring on September 30, 2001. The agreement provides for a salary of $120,000 per year plus $200 per hour to a maximum of $1,350 per day for days in excess of five days of service per month. The agreement also provides that Mr. King will participate in the Corporation's medical and life insurance plans, be entitled to retiree medical coverage, and be eligible for option grants and annual bonuses. Under the terms of the employment agreement, Mr. King will also be entitled to a supplemental pension upon his termination of employment with the Corporation based upon the formula in the Retirement Plan, but increased for additional credited service in accordance with the terms of the agreement. The agreement includes severance terms providing two years' salary and two years' medical benefits if Mr. King is terminated before expiration of the agreement's term for a reason other than Cause or Disability or if he resigns for Good Reason (as such terms are defined in the agreement).

     On January 22, 1996, the Corporation and Thomas E. Mark entered into an employment agreement naming Mr. Mark President and Chief Operating Officer. The agreement has a three year term but extends on each anniversary date for an additional year unless either party declines the extension. It provides for an initial base salary of $238,000 per year and a signing bonus of $40,000. The agreement provides that Mr. Mark will participate in the Corporation's medical and life insurance plans and be eligible for option grants and annual bonuses. The agreement also provides for a supplemental pension upon his termination of employment, subject to certain vesting and other conditions set forth in the agreement. The full amount of the pension will equal 50% of his final salary and will be earned if Mr. Mark completes five years of employment with the Corporation. The agreement includes severance terms providing six months' salary and six months' medical benefits if Mr. Mark is terminated before the expiration of the agreement's term for a reason other than Cause or Disability or if he resigns for Good Reason (as such terms are defined in the agreement). Under the agreement, he is also entitled to receive his salary and medical benefits for an additional period, up to 18 months, during which he is seeking new employment.

     On February 22, 1993, the Corporation and Gerald J. Israel entered into an employment agreement naming Mr. Israel Chief Financial Officer and Vice President-Finance effective February 23, 1993. Mr. Israel was named Treasurer in 1994. The agreement provides for an initial base salary of $125,000 and the opportunity to earn an annual bonus. It provides medical benefits, life insurance and full vesting in the Retirement Plan after five full years of employment. The agreement further provides for a severance payment of three months' salary if the Corporation terminates Mr. Israel's employment in the first year of service, to be increased by one month per each year of service thereafter to a maximum of twelve months' salary.

     On June 23, 1993, the Corporation and Robert M. Currie entered into an employment agreement naming Mr. Currie General Counsel of the Corporation effective as of July 16, 1993. Mr. Currie was named Secretary of the Corporation in 1994. The agreement has a three year term but extends on each anniversary date for an additional year unless earlier terminated. It provides for an initial base salary of $125,000 and the opportunity to earn an annual bonus. It provides medical benefits, life insurance and full vesting in the Retirement Plan after five full years of employment. The agreement further provides for a severance payment of 18 months' salary in the event the Corporation terminates Mr. Currie's employment for a reason other than Cause (as defined in the agreement).

     Each of the named Executive Officers has received various option grants under the Corporation's 1993 Stock Option Plan. The plan provides for the immediate vesting and acceleration of options upon a change in Control (as defined in the plan) of the Corporation.

                             DIRECTOR COMPENSATION

     Under the Corporation's current practices, a Director of the Corporation who is not an employee of the Corporation or its subsidiaries is paid a monthly retainer of $1,000. In addition, each Director is paid $1,000 plus reasonable expenses for attendance at Board of Directors meetings, with the exception of meetings held during the month of November for which Directors are paid $2,000 in addition to reasonable expenses. Each Director who serves as chairman of a committee also receives $1,000 for such service, and $500 and reasonable expenses for each committee meeting attended.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Index and the Chemicals-Specialty Index over the same period (assuming an investment of $100 in the Common Stock, NASDAQ Index and the Chemicals-Specialty Index on December 31, 1995, and reinvestment of all dividends). The common stock of each of the following companies is included in the Chemicals-Specialty Index: Air Products and Chemicals, Cabot Corporation, Ethyl Corporation, Grace (WR) and Corporation, Great Lakes Chemical, Lubrizol Corporation, Praxair, Inc. and Sigma Aldrich Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG DETREX CORPORATION, THE NASDAQ STOCK MARKET -- US INDEX
                                AND A PEER GROUP
[PERFORMANCE GRAPH]

                                                                                                           NASDAQ STOCK MARKET
                                                   DETREX CORPORATION              PEER GROUP                    (U.S.)
                                                   ------------------              ----------              -------------------
12/95                                                    100.00                      100.00                      100.00
12/96                                                    133.33                      111.84                      123.04
12/97                                                    185.71                      131.06                      150.69
12/98                                                    119.05                       99.01                      212.51
12/99                                                     73.81                      102.06                      394.92
12/00                                                    109.52                      107.22                      237.62

                       OPTION GRANTS IN LAST FISCAL YEAR

     In 2000, no Executive Officer of the Corporation received stock options or stock appreciation rights.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

     The following table shows aggregate option exercises in the last fiscal year and fiscal year-end option values for the Executive Officers included in the Summary Compensation Table.

                                                                                NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                                     SHARES                    OPTIONS AT       OPTIONS AT
                                                   ACQUIRED ON     VALUE       YEAR-END(#)      YEAR-END($)
                                                    EXERCISE      REALIZED    EXERCISABLE/     EXERCISABLE/
                     NAME                              (#)          ($)       UNEXERCISABLE    UNEXERCISABLE
                     ----                          -----------    --------    -------------    -------------
W.C. King......................................         0            0        15,000/1,000        6,000/0
T.E. Mark......................................         0            0        77,000/1,000            0/0
G.J. Israel....................................         0            0        13,000/1,000            0/0
R.M. Currie....................................         0            0         8,000/1,000            0/0

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, certified public accountants, have audited the accounts of the Corporation for over 40 years and have been selected by the Corporation to continue in that capacity during 2001. This selection was approved by the Audit Committee and by the Board of Directors.

     Deloitte & Touche LLP plan to have a representative attend the Annual Meeting who will be available to respond to appropriate questions and who will have the opportunity to make a statement if the representative desires to do so.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Corporation's Forms 10-Q during the same fiscal year were $232,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No professional services related to information systems design and implementation were performed for the Corporation by Deloitte & Touche LLP during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for all other professional services rendered to the Corporation during the fiscal year ended December 31, 2000 were $53,200.

                            SOLICITATION OF PROXIES

     The expenses in connection with the solicitation of the enclosed form of proxy, including clerical work, printing and postage, will be borne by the Corporation. In addition to the use of the mails, Directors, Officers, or employees of the Corporation or its subsidiaries may make solicitations in person or by telephone without special compensation. The Corporation has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies at an estimated cost of $1,500 plus reimbursement of reasonable expenses. The Corporation will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2002 Annual Meeting must be received by the Secretary, Detrex Corporation, 24901 Northwestern Highway, Suite 500, Southfield, Michigan 48075 no later than November 23, 2001.

                           AS TO OTHER MATTERS WHICH
                          MAY COME BEFORE THE MEETING

     The Board of Directors does not intend to bring any other matters before the meeting and has not been informed of such an intention by any other person. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxies in accordance with their judgment on such matters.

     It is important that the proxies be returned promptly. Therefore, shareholders are requested to execute and return the enclosed proxy to which no postage need be affixed if mailed in the United States.

                                          By Order of the Board of Directors

                                          ROBERT M. CURRIE
                                          Secretary

Dated: March 23, 2001

                                                                      APPENDIX A

                               DETREX CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities to oversee the Company's financial reporting process, including monitoring the integrity of the Company's financial statements and the independence and performance of the Company's external auditors.

     It is the responsibility of executive management of the Company to prepare financial statements in accordance with the generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. The Audit Committee's responsibility is one of oversight and in carrying out its responsibility, the Audit Committee is not providing any expert or other special assurance as to the Company's financial statements.

MEMBERSHIP REQUIREMENTS

     The Audit Committee shall be comprised of that number of directors as the Board of Directors shall determine from time to time, such number not to be less than three (3), each of which Directors shall meet all applicable requirements of the Audit Committee Policy of NASDAQ with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by NASDAQ. The members of the Audit Committee, including the Chair thereof, shall be appointed annually by the Board of Directors.

AUTHORITY

     In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Company's management, books and records and the authority to retain outside counsel, accountants or other consultants at the Audit Committee's sole discretion.

RESPONSIBILITIES

     The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may diverge from these responsibilities and may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions. The Audit Committee shall:

     - propose to the Board of Directors annually the appointment of the independent auditors who shall be accountable to the Board of Directors and the Audit Committee;

     - determine whether to recommend to the Board of Directors that the Company's financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Committee shall:

      - review and discuss the audited financial statements with management and the independent auditors;

      - discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61; and

      - review and discuss with the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's independent auditors;

      - based upon the reviews and discussions, issue its report for inclusion in the Company's proxy statement;

     - consider whether the provision of services by the independent auditors not related to the audit of the annual financial statement and the review of the interim financial statements included in the Company's Forms 10-Q for such year is compatible with maintaining the auditor's independence;

     - review and discuss with management and the independent auditors, the Company's interim financial statements to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission;

     - meet privately with the independent auditors and with the Chief Financial Officer or Controller to review the Company's accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate;

     - regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered; and

     - review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

MEETINGS

     Subject to the Company's By-laws and resolutions of the Board, the Audit Committee shall meet at least four (4) times annually at such times as the Chairman of the Committee shall designate.

                                                                     DETCM-PS-01

                              DETREX CORPORATION


       24901 NORTHWESTERN HIGHWAY, SUITE 500, SOUTHFIELD, MICHIGAN 48075

                         ANNUAL MEETING APRIL 26, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing the reverse side of this card (the "Shareholder") hereby appoints Robert A. Emmett, III, Benjamin W. McCleary and Arbie R. Thalacker, and each of them, with power of substitution to each, proxies of the Shareholder, to vote at the Annual Meeting of Shareholders of Detrex Corporation (the "Corporation") to be held on the 26th day of April, 2001 and at any and all postponements or adjournments of said meeting, all of the shares of stock of the Corporation which the Shareholder may be entitled to vote, with all the powers the Shareholder would possess, if then and there personally present.

The Shareholder hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

This proxy may be revoked at any time prior to said meeting and the Shareholder reserves the right to attend such meeting and vote said stock in person.

The Shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 23, 2001, the Proxy Statement furnished herewith and the Annual Report of the Corporation for 2000.

-------------------------------------------------------------------------------
     PLEASE VOTE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. If the stock is held in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.
-------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

-----------------------------------          ----------------------------------

-----------------------------------          ----------------------------------

-----------------------------------          ----------------------------------





[X]PLEASE MARK VOTES                                                                                  |
   AS IN THIS EXAMPLE.                                                                                |
                                                                                                      |
                                                                                                       ------


-----------------------------------

      DETREX CORPORATION

-----------------------------------



    1. Election of Directors.

       DIRECTORS OF THE THIRD CLASS:                        THE BOARD OF DIRECTORS RECOMMENDS THAT
           (01) BRUCE W. COX                                    SHAREHOLDERS VOTE "FOR" ITEM 1.
          (02) THOMAS E. MARK

      FOR              WITHHELD
      ALL    [ ]   [ ] FROM ALL
   NOMINEES            NOMINEES

   [ ]_______________________________________       UNLESS OTHERWISE SPECIFIED HEREON, THE SHARES REPRESENTED BY THIS PROXY
      For all nominees except as noted above        WILL BE VOTED FOR ITEM 1. THIS PROXY WILL BE VOTED IN THE DISCRETION OF
                                                    THE PROXIES NAMED ON THE REVERSE SIDE WITH RESPECT TO ANY OTHER MATTERS
                                                    WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR
                                                    ADJOURNMENTS THEREOF.



                                                    Mark box at right if an address change or comment has been
                                                    noted on the reverse side of this card.                     [ ]




Signature:___________________________ Date:_____________  Signature:________________________________ Date:______________
